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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-3 of our reports dated April 22, 1996 and May 24, 1996, on our audits of the financial statements of Xyplex, Inc. as of December 31, 1995 and 1994 and for the years then ended and as of April 9, 1996 and for the period January 1, 1996 through April 9, 1996, respectively. We also consent to the reference to our firm under the caption "Experts."



                                        /s/ PricewaterhouseCoopers LLP
                                        --------------------------------
                                            PricewaterhouseCoopers LLP


Boston, Massachusetts
December 7, 1998